EXHIBIT 23.1


                            KYLE L. TINGLE, CPA , LLC








                                                                  April 14, 2008


To Whom It May Concern:



The firm of Kyle L. Tingle, Certified Public Accountant, LLC hereby consents to the inclusion of his report of March 14, 2008, accompanying the audited financial statements of Teen Education Group, Inc., as of December 31, 2007 in the Form 10K.


Very truly yours,


/s/ KYLE L. TINGLE
________________________
Kyle L. Tingle, CPA, LLC




        P.O. Box 50141, Henderson, Nevada 89016, Phone: (702) 434-8452,
             Fax: (702) 436-4218, e-mail: ktingle@kyletinglecpa.com